EXHIBIT 23.1

Consent of Ernst & Young LLP

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-81688 and S-8 No. 333-32994) of McLaren Performance Technologies, Inc. and in the related Prospectuses of our report dated December 8, 2000, with respect to the consolidated financial statements of McLaren Performance Technologies, Inc. included in the Annual Report (Form 10-KSB) for the year ended September 30, 2000.

/s/ Ernst & Young LLP

Detroit, Michigan
December 29, 2000